Exhibit 1.1

Execution Version

HOULIHAN LOKEY, INC.

(a Delaware corporation)

3,000,000 Shares of Class A Common Stock

UNDERWRITING AGREEMENT

Dated: May 30, 2018

HOULIHAN LOKEY, INC.

(a Delaware corporation)

3,000,000 Shares of Class A Common Stock

UNDERWRITING AGREEMENT

May 30, 2018

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Houlihan Lokey, Inc., a Delaware corporation (the “Company”), and the persons listed on Schedule B-1 and Schedule B-2 hereto (the “Selling Stockholders”), confirm their respective agreements with Goldman Sachs & Co. LLC (the “Underwriter”), with respect to the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriter of the respective numbers of shares of Class A Common Stock, par value $0.001 per share, of the Company (“Class A Common Stock”) set forth in Schedules A, B-1 and B-2 hereto (the “Securities”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-221057) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including any exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:25 p.m., New York City time, on May 30, 2018 or such other time as agreed by the Company and the Underwriter.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the

Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with the Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing

Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the third paragraph under the heading “Underwriting” and the information in the first, second and third paragraphs under the heading “Underwriting-Price Stabilization, Short Positions and Penalty Bids” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vii) Financial Statements. The consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates indicated; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no change in the capital stock or long-term debt of the Company or its subsidiaries or material adverse change in the general affairs, management, financial position, business prospects, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) the Company and its subsidiaries have not sustained since the date of the latest audited financial statements included in the General Disclosure Package any material loss or interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Purchase Agreement (as defined below); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(x) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Schedule E hereto, and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xi) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the consolidated balance sheet of the Company contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (except for subsequent issuances or repurchases, if any, pursuant to this Agreement and the Purchase Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Stockholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Authorization of Purchase Agreement. The Share Purchase Agreement, dated as of May 18, 2018, as amended (the “Purchase Agreement”), by and between the Company and ORIX HLHZ Holding LLC (“ORIX”) has been duly authorized, executed and delivered and is a valid and binding agreement of the Company. The repurchase by the Company of the shares of Class B common stock, par value $0.001 per share, of the Company (together with the Class A Common Stock, the “Common Stock”) pursuant to the Purchase Agreement (the “Repurchase Transaction”) has been approved by the Audit Committee of the Company’s board of directors, which has been duly authorized to so act and each member of which is disinterested with respect to the Purchase Agreement and the transactions contemplated thereby. After giving effect to the transactions contemplated by the Purchase Agreement, the Company will have adequate surplus and the Repurchase Transaction will be in compliance with Section 160 of the Delaware General Corporation Law.

(xiv) Description of Securities. The Common Stock conforms in all material respects to the description of the Common Stock contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Purchase Agreement and the consummation of the transactions contemplated herein and in the Purchase Agreement, the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder and in the Purchase Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any statute or any rule, regulation or order of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the Purchase Agreement or the performance by the Company of its obligations hereunder or in the Purchase Agreement; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xix) Absence of Further Requirements. No authorization, approval, consent, license, order, registration or qualification of or with any Governmental Entity is required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Purchase

Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Securities were offered.

(xx) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxi) Title to Property. None of the Company or its subsidiaries owns any real property. The Company has good and marketable title to all personal property owned by it and good title to all other properties owned by it, in each case, free and clear of all liens, encumbrances or defects of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxii) Possession of Intellectual Property. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) the Company and its subsidiaries own or possess adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and (ii) neither the Company nor any of its subsidiaries has received any notice of any infringement of asserted rights of others with respect to any Intellectual Property.

(xxiii) Accounting Controls. The Company maintains effective internal control over financial reporting (as defined under Rules 13-a15 and 13d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 13d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxiv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxv) Payment of Taxes. All tax returns of the Company and its subsidiaries required by law to be filed have been filed or extensions to file such returns have been timely requested (except in any case in which the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(xxvi) Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries carry or are entitled to the benefits of insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as the Company believes to be adequate for the conduct of its business.

(xxvii) Investment Company Act. The Company is not required, and upon the sale of the Securities as herein contemplated will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxviii) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company take or cause any affiliate to take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of the Securities.

(xxix) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any similar applicable statutes or laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any similar applicable statutes or laws and the Company and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with the FCPA and any similar applicable statutes or laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxx) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxi) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

(xxxii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxiii) Broker-Dealer Representation. (i) None of the Company or any of its subsidiaries (other than Houlihan Lokey Capital, Inc.) is, or will as a result of the transactions contemplated by this Agreement or the Purchase Agreement be, required to register as a broker-dealer under the 1934 Act and the rules and regulations of the Commission thereunder or the securities laws of any state; (ii) to the Company’s knowledge, no officer, partner or employee of the Company or any of its subsidiaries is, or will as a result of the transactions contemplated by this Agreement or the Purchase Agreement be, required to register as a broker-dealer under the 1934 Act and the rules and regulations of the Commission thereunder or the securities laws of any state, other than such officers, partners and employees of the Company or any of its subsidiaries who are so registered under the 1934 Act and in such jurisdictions as of the date hereof; and (iii) Houlihan Lokey Capital, Inc. is duly registered, licensed and qualified as a broker-dealer under the 1934 Act and the rules and regulations of the Commission thereunder and the securities laws of each state where the conduct of its business requires such registration and is duly registered and is in good standing with FINRA.

(b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder severally represents and warrants to the Underwriter and the Company as of the date hereof, as of the Applicable Time and as of the Closing Time, and agrees with the Underwriter and the Company, as follows (except that ORIX makes no representation or warranty with respect to clauses (iii), (iv) and (v) below insofar as they relate to the Power of Attorney and Custody Agreement or with respect to clause (xiii)):

(i) Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages) which appears in the Registration Statement, General Disclosure Package, the Prospectus, or any other Issuer Free Writing Prospectus or any amendment or supplement thereto in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (the “Selling Stockholder Information”); such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iii) Authorization of Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Underwriter (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is the valid and binding agreement of such Selling Stockholder.

(iv) Noncontravention. The execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein by such Selling Stockholder and compliance by such Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except for such conflicts, breaches, defaults, liens, charges, encumbrances, taxes, as would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement and the Power of Attorney and Custody Agreement (a “Selling Stockholder Material Adverse Effect”).

(v) Valid Title. Such Selling Stockholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder or a valid security entitlement in respect of such Securities.

(vi) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to the securities account (within the meaning of Section 8-501(a) of the UCC (as defined below)) of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriter will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be successfully asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriter, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vii) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(viii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required to be made by such Selling Stockholder for the performance by such Selling Stockholder of its obligations hereunder, in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery by such Selling Stockholder of its Securities hereunder or the consummation by it of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA, except for such consents, approvals, authorizations, orders or qualifications as would not, individually or in the aggregate, be reasonably expected to have a Selling Stockholder Material Adverse Effect.

(ix) No Registration or Other Similar Rights. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(x) No Free Writing Prospectuses. Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(xi) No Association with FINRA. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and except for Houlihan Lokey Capital, Inc., Lancaster Pollard & Co., LLC, Red Capital Markets, LLC, Harbor Funds Distributors, Inc., Boston Partners Securities, L.L.C. and Mariner Group Capital Markets, LLC, neither such Selling Stockholder nor, to the knowledge of such Selling Stockholder, any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(xii) ERISA. Such Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(xiii) FinCEN. (a) The identifying information of such Selling Stockholder contained in any selling stockholder’s questionnaire or other written document furnished by such Selling Stockholder to the Company or the Attorney-In-Fact in connection with the offering of the Securities is true and accurate, and (b) such Selling Stockholder is either an individual or a non-statutory trust and, as such, is not a “legal entity customer” for purposes of the Financial Crimes Enforcement Network (FinCEN) regulations (codified at 31 C.F.R. § 1010.230).

(c) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder, severally and not jointly, agrees to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Stockholder, at a price per share of $49.11, that proportion of the number of Securities set forth in Schedules B-1 and B-2 opposite the name of such Selling Stockholder, which the number of Securities set forth in Schedule A opposite the name of the Underwriter, subject, in each case, to such adjustments as the Underwriter in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or at such other place as shall be agreed upon by the Underwriter, the Company and ORIX, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Company and ORIX (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by (a) ORIX, in the case of the Selling Stockholder listed on Schedule B-1, and (b) the Custodian pursuant to each Selling Stockholder’s Power of Attorney and Custody Agreement, in the case of the Selling Stockholders listed on Schedule B-2, in each case against delivery to the Underwriter of certificates or security entitlements for the Securities to be purchased by the Underwriter.

SECTION 3. Covenants of the Company and the Selling Stockholders. The Company and, with respect to Sections 3(g), 3(j) and 3(l) only, each of the Selling Stockholders covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriter immediately, and confirm the notice in writing (which may be by electronic mail), (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall object. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. No Selling Stockholder will use the net proceeds received by it from the sale of the respective number of shares of Class A Common Stock set forth in Schedule B-1 and Schedule B-2 hereto in violation of any Sanctions.

(h) Listing. The Company will use its best efforts to maintain the listing of the Class A Common Stock (including the Securities) on the New York Stock Exchange.

(i) Restriction on Sale of Securities by Company. During the period from the date of the execution of this Agreement and continuing to and including the date 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or other securities, in cash or otherwise, other than (A) upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof, (B) pursuant to the stock-based compensation plans of the Company and its subsidiaries referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (C) the establishment of a trading plan pursuant to Rule 10b5-1 under the 1934 Act, provided that such plan does not provide for the transfer of shares of Common Stock during the 60-day restricted period and the establishment of such plan does not require or otherwise result in any public filing or other public announcement of such plan during the 60-day restricted period; (D) the issuance by the Company of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with (1) the acquisition or license of the securities, business, property, technologies or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company or its subsidiaries in connection with such acquisition or (2) joint ventures, commercial relationships or other strategic transactions, and in the case of each of clauses (1) and (2), the filing of a registration statement with respect thereto, provided that in the case of clause (D), the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further that each recipient of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to clause (D) shall execute a lock-up agreement substantially in the form of Exhibit C hereto; (E) the filing of any registration statement on Form S-8 or a successor form thereto relating to the shares of Common Stock granted pursuant to or reserved for issuance under the stock-based compensation plans of the Company and its subsidiaries; or (F) to the extent required by any regulatory authority, law or regulation applicable to the Company or (iii) waive the requirements of any lock up or similar agreement to which the Company or any stockholder of the Company is a party.

(j) Restriction on Sale of Securities by the Selling Stockholders. The restrictions set forth in Exhibit C hereto apply mutatis mutandis to the Selling Stockholders.

(k) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(l) Issuer Free Writing Prospectuses. Each of the Company and each Selling Stockholder agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter. Each of the Company and each Selling Stockholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, provided that the Company’s obligation to pay such fees and expenses shall not exceed $15,000, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided that any expenses or costs associated with any chartered plane used in connection with any “road show” presentation to potential investors will be paid 50% by the Company and 50% by the Underwriter, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of a single counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Securities, provided that the Company’s obligation to pay any such fees and expenses representing fees and expenses of counsel for the Underwriter shall be documented and shall not exceed $30,000, (ix) the reasonable and documented fees and expenses of Davis Polk & Wardwell LLP, counsel to the Selling Stockholder listed on Schedule B-1 hereto, and (x) the reasonable and documented fees and expenses of Whalen LLP, counsel to the Selling Stockholders listed on Schedule B-2 hereto. It is understood, however, that, except as provided in this Section, and Sections 4(b) and 6 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by the Underwriter, and any advertising expenses connected with any offers the Underwriter may make.

(b) Expenses of the Selling Stockholders. The Selling Stockholders, severally and not jointly, will pay (i) all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, with respect to any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriter, and (ii) the fees and expenses of their counsel (other than the fees and expenses of Whalen LLP being paid for by the Company) and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 11 hereof, the Company and, only in the event that any Selling Stockholder fails to tender the Securities required to be tendered for delivery at the Closing Time by such Selling Stockholder, such non-tendering Selling Stockholder, shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.

(b) Opinion of Counsel for Company. At the Closing Time, the Underwriter shall have received the opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-1 hereto and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) Tax Opinion. At the Closing Time, the Underwriter shall have received a tax opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-2 hereto and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Opinion of Counsel for the Selling Stockholders. (i) At the Closing Time, the Underwriter shall have received the opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for ORIX, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B-1 hereto; and (ii) at the Closing Time, the Underwriter shall have received the opinion, dated the Closing Time, of Whalen LLP, counsel for the Selling Stockholders listed on Schedule B hereto, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B-2 hereto, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(e) Opinion of Counsel for the Underwriter. At the Closing Time, the Underwriter shall have received the opinion, dated the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, in a form satisfactory to the Underwriter, with respect to such matters as the Underwriter may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(f) Certificate of Selling Stockholders. At the Closing Time, the Underwriter shall have received a certificate of the Selling Stockholder listed on Schedule B-1 hereto and an Attorney-in-Fact on behalf of each Selling Stockholder listed on Schedule B-2 hereto, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Stockholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(g) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Underwriter shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) [Reserved]

(k) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

(m) Maintenance of Rating. Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(n) Additional Documents. At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and certificates as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and each Selling Stockholder in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Underwriter by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim or damage, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Stockholders;

(iii) against any and all expense, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim or damage to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Underwriter by Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, its Affiliates and selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that each Selling Stockholder shall be liable only with respect to the Selling Stockholder Information relating to and provided by such Selling Stockholder and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with such Selling Stockholder Information; provided, further, that the aggregate liability under this subsection and the contribution provisions of Section 7 below of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).

(c) Indemnification of Company, Directors and Officers and the Selling Stockholders. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and ORIX.

An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than (A) 60 days after receipt by such indemnifying party of the aforesaid request and (B) more than 60 days after receipt by such indemnifying party of the proposed terms of such settlement and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, unless, in each case, the amount of such fees and expenses is being actively disputed in good faith.

(f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Stockholders, on the one hand, and the total underwriting discount received by the Underwriter, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and the aggregate liability of each Selling Stockholder under the contribution provisions contained in this Section 7 and the indemnification provisions contained in Section 6(b) shall be limited to an amount equal to the Selling Stockholder Proceeds.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The Selling Stockholders’ respective obligations to contribute pursuant to this Section 7 are several in proportions to its Selling Stockholder Proceeds relative to the total number of Securities sold by all Selling Stockholders.

The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

Notwithstanding anything to the contrary in this Agreement, the aggregate liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1(b) of this Agreement, under any certificate or agreement delivered pursuant to this Agreement, under the indemnity and contribution agreements contained in this Sections 6 and 7 or otherwise pursuant to this Agreement shall be limited in the Selling Stockholder Proceeds.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company or any person controlling any Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15,16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. [Reserved].

SECTION 11. Default by one or more of the Selling Stockholders.

(a) If a Selling Stockholder shall fail at the Closing Time to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedules B-1 and B-2 hereto, then the Underwriter may, by notice from the Underwriter to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this Section 11, the Underwriter, the Company and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; notices to the Company shall be directed to it at Houlihan Lokey, Inc. 10250 Constellation Blvd., 5th Floor Los Angeles, CA 90067 Attention: J. Lindsey Alley, Managing Director, with a copy to Christopher Crain, Esq., Managing Director, General Counsel; notices to the Selling Stockholders listed on Schedule B-1 hereto shall be directed to ORIX HLHZ Holding LLC, c/o ORIX USA Corporation, 1717 Main Street-Suite 1100, Dallas, TX 75201, Attention: Ron Barger, General Counsel, email: ron.barger@orix.com; and notices to the Selling Stockholders listed on Schedule B-2 shall be directed to the address of the Attorneys-in-Fact as set forth in the Power of Attorney and Custody Agreement, or in each case to such other address as the person to be notified may have requested in writing.

SECTION 13. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Stockholder or its respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Stockholder on other matters) and the Underwriter has no obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Stockholder, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each of the Selling Stockholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders listed on Schedule B-2 hereto a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

HOULIHAN LOKEY, INC.

By:	/s/ J. Lindsey Alley
Name: J. Lindsey Alley
Title: Chief Financial Officer

ORIX HLHZ HOLDING LLC

By:	ORIX OPCO HOLDINGS,
LLC, its sole member

By:	ORIX CAPITAL MARKETS,
LLC, its sole member

By:	/s/ Paul Wilson
Name: Paul Wilson
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

The Selling Stockholders named in Schedule B-2 hereto

By:	/s/ Christopher Crain
Name: Christopher Crain

As Attorney-in-Fact acting on behalf of the Selling Stockholders named in Schedule B-2 hereto

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

GOLDMAN SACHS & CO. LLC

By:	/s/ Matt Leavitt
Name: Matt Leavitt
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be $49.15.

The purchase price per share for the Securities to be paid by the Underwriter shall be $49.11, being an amount equal to the initial public offering price set forth above less $0.04 per share.

Name of Underwriter	Number of Securities
Goldman Sachs & Co. LLC	3,000,000

Sch A-1

SCHEDULE B-1

Number of Securities to be Sold
ORIX HLHZ Holding LLC	1,985,983

Sch B

SCHEDULE B-2

Selling Stockholders:	Number of Securities to be Sold
Paul Eric Siegart Revocable Trust	68,768
Hilty, David	65,821
Werbalowsky, Jeffrey	64,526
Hotz, Robert	57,843
Hardie, Tuck (William)	48,138
Antenucci, Anita	45,065
Zwick, Ansgar	38,037
Burian, Saul	38,020
Francis, Mark	35,794
Marshall, Peter	34,908
Swanson, Joseph	33,034
Lavelle, James	30,503
Tishman, Steven	21,297
The Geer Stock Trust	19,436
Cleveland, Jonathan	17,807
Niemann, Matthew	16,046
Richardson, Scott	15,985
The Alley Stock Trust	13,895
Croft, Christopher	13,887
Winthrop Family Trust	13,764
Louv, Robert	10,517
Cooper, John	9,961
Patel, Amit	9,794
Jordan, Bradley	9,052
Schoenfeld-Annes Living Trust	8,854
The Kolbrenner Stock Trust	8,468
Spencer, Stephen	7,118
Dunlop, Christopher	7,053
Mcmahon, Michael	6,473
Martinez-Fidalgo, Manuel	6,316
Benshimon, Laurent	6,125
Silcock, Julie	5,634
Kagan, Gavin	5,510
Hughes, Steve	5,470
Newman, Gregg	5,027
Martino, Anthony	5,003
Lerche, Niklas	4,982
Snellenbarger, Reid	4,967
Patricof, Mark	4,933
Altman, Jeffrey	4,790

Sch B

Levine, Jeffrey	4,779
Sanabria, Paul	4,763
Hammer, Jeffrey	4,757
Anderson, Reed	4,534
Lowrey, Brett	4,286
Kent, Ranon	4,141
Levy, Jerome	3,932
Vescio, Fredrick	3,846
Sergeant, Scott	3,781
O’Toole, Ryan	3,775
Dereuver, Gijs	3,670
Foley, Jake	3,646
Ryan, Noel	3,622
Soden, John	3,471
The Wilson Stock Trust	3,185
Plantenga, Florus	3,014
The Williams Stock Trust	2,981
Browne, Shaun	2,926
Turnbull, Andrew	2,841
Yamarone, Charles	2,814
Miller, Ann	2,798
The Di Mauro Stock Trust	2,752
The Larsen Stock Trust	2,725
Giffin, Lowell	2,679
Hanson, John-Paul	2,522
Brewster, Gary	2,425
Foley, Christopher	2,413
Voukadinov, Dimitar	2,407
Miles, Karen	2,311
Dunayer, Adam	2,153
Treemarcki, Terry	2,152
Chen, Weimin	2,151
Steffen, Timothy	2,030
Terence Tchen, Trustee of the Tchen Stock Trust	1,952
Pearce, Toby	1,895
Irvin, Bob	1,805
De Rose, Richard	1,776
Krakovsky, Michael	1,676
Hanson, Todd	1,657
Boone, Michael	1,650
Raskin, Alexey	1,638
Allen, David	1,536

Sch B

Page, James	1,536
Blanco, Susan	1,505
Dannenberg, Aaron	1,488
Swanson, Jessica	1,446
Johnson, Mark	1,431
Pisani, Michael	1,425
Salmini, Kevin	1,288
Mcelhenney, Michael	1,263
Winningham, Stephen	1,246
Dorst, Jeffrey	1,240
Hector, Xander	1,159
Cartier, Eric	1,145
Weinberger, Jay	1,110
Graebner, Ulrich	1,090
Dunfrund, Scott	1,051
Abramson, Michael	1,046
Roberts, David	1,010
Hoverman, Daniel	977
Ben-Mustapha, Mohamed	958
Zintl, Nicolas	949
Marler, Brian	943
Guelfand, Nicolas	924
Feintuch, Jason	900
Muller, Jennifer	860
Ferrin, Brent	850
The Spencer Stock Trust	818
Maxwell, Linda	817
Coutts, Geoffrey	813
Maier, Brent	810
Repka, Michael	795
Wieshofer Stock Trust	776
Liao, Dennis	737
Aarts, Oscar	733
Shah, Manisha	712
Calfee, David	710
Bollerman, Jeffrey	708
Mcdonald, Bruce	708
Pandya, Chintin	706
Julian, Joseph	691
The Lewis Stock Trust	671
Crain, Christopher	655
Monahan, Matthew	636

Sch B

Dippel, Thomas	628
Oudman, Robert Sijbrand	593
Cowan, John	585
Popehn, John	577
Byer, Hal	568
Morabito, Michael	562
Abt, Jason	554
Roddy, Susan	551
Dufilho, Mark	545
Cho, Hyun Woo (Eric)	531
Robison, Sean	525
Deluke, Michael	524
Gillan, Patrick	500
Owen, James	496
Greenway, Adam	472
Urbanek, Bruce	470
Mason, Russell	468
O’Donnell, Daniel	466
Hardin, Stephen	436
William H. Sherer and Renée C. Sherer Marital Trust	430
Davey, Anne	395
Honorowski, Mark	394
Chao, Randolph	392
Kimmel, Laura	387
Tanzer, Joshua	365
Chary, Neel	362
Andrias, David	324
Pritti, Jonathan	316
Novak, Darren	315
Tarbell, Jeffrey	301
Timblick, David	292
Gaulier, Pierre	289
Villen Marin, Jorge	281
Kawachi, Dennis	280
Hebenstreit, Cory	276
Leung, Terence	271
Salemi, David	261
Hopkins, Kristopher	259
Gunn, Stuart	255
Hendriks, Robbie Christiaan	253
Preis, Phillip	249
Hedus, Thomas	242

Sch B

Tobin, Daniel	231
Rieg, Tobias	223
Arnesen, Jeffrey	215
Manfredi, Matteo	205
Fredricks, Brian	204
Lee, Emmelene	199
Martin, Mark	191
Dayalan, Karthik	186
Scheid, David Steven	182
Berse, Corey	176
Hallahan, Kelly	174
Waltz, Scott	169
Wu, Yanson	157
Schoennagel, Patrick Adam	149
Lawlor, Martin	136
Singer, Maria	134
Braicovich, Pietro	129
Pichler, Andre	129
Shaw, Theodore	129
Tse, Lewis	117
Buckner, Richard	106
Blackford, Catherine	101
Carr, Lance	101
Bradt, Mark	93
Chastaine, Lyle	84
Talarico, Drew	83
Berry, Kevin	76
Nelson, Hugh	70
Nawrath, Jens	69
Lazar, Ron	63
Cho, Paul	62
Bounds, Darren John	58
Kesavan, Vinod	57
Westhoven, Michael	56
Hauser, Eric	54
Schweizer, Eric	50
Musur, Robert Joseph	50
Mainetti, Andrea	47
Frogel, Jason	37
Humes, Thomas	30
Sloan, Jonathan	30
Speek, Erik Robert	18

Sch B

Sevilla, Alejandro	17
Schainker, Joshua E	15
Cirulli, Cristiano	15
Lillo, Tommaso	15
van Mazijk, Rogier Maurits	13
Palazzo, Salvatore	11
Johnson, Daniel	8
Laurenziello, Nunzio	7
Papi, Marco	7
Tillett, Bradley	5
Colville, John Victor	4
Khan, Zaman Ali	3
Germany, Curtis	3

1,014,017

Sch B

SCHEDULE C-1

Pricing Terms

1.	The Selling Stockholders are selling 3,000,000 shares of Class A Common Stock.

2.	The initial public offering price per share for the Securities shall be $49.15.

Sch C-1

SCHEDULE C-2

Free Writing Prospectuses

None.

Sch C-2

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Scott J. Adelson

J. Lindsey Alley

Scott C. Beiser

Christopher Crain

Irwin N. Gold

Jacqueline B. Kosecoff

David A. Preiser

Robert A. Schriesheim

Bennet Van de Bunt

Hideto Nishitani

Ron K. Barger

Paul E. Wilson

Robert J.B. Lenhardt

ORIX HLHZ Holding LLC

Sch D-1

Exhibit C

LOCK-UP AGREEMENT

May 30, 2018

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Re:	Proposed Public Offering by Selling Stockholders of Houlihan Lokey, Inc.

Dear Sirs:

The undersigned, a stockholder, officer and/or director of Houlihan Lokey, Inc., a Delaware corporation (the “Company”), understands that Goldman Sachs & Co. LLC (in such capacity, the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Stockholders named therein providing for the public offering (the “Offering”) of shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Class A Common Stock or Class B common stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the 1933 Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities during the Lock-Up Period without the prior written consent of the Underwriter, provided that (1) in the case of clauses (ii) through (vii), the Underwriter receives a signed lock-up agreement in substantially the form hereof for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) in the case of clauses (ii) through (vii), any such transfer shall not involve a disposition for value, (3) in the case of clauses (ii) through (ix), such transfers are not required to be reported with the Commission on Form 4 in accordance with Section 16 of the 1934 Act, and (4) in the case of clauses (ii) through (ix), the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	to the Underwriter pursuant to the Underwriting Agreement;

(ii)	as a bona fide gift or gifts;

(iii)	to any trust or limited family partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iv)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

(v)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, distributions of shares of Class A Common Stock or any security convertible into or exercisable for Class A Common Stock to general partners, limited partners, limited liability company members, stockholders of the undersigned, holders of similar equity interests in the undersigned or any of the undersigned’s affiliates’ directors, officers or employees;

(vi)	to the undersigned’s affiliates or to any corporation, partnership, limited liability company, investment fund or other entity which controls or manages, or is controlled by or managed by, or is under common control or management with the undersigned or its affiliates;

(vii)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi);

(viii)	in the case of dispositions of shares of Common Stock, solely in an amount necessary to satisfy tax obligations (withholding or otherwise) in connection with the exercise of options to purchase Common Stock, the vesting of restricted shares of Common Stock, or the settling of restricted shares of Common Stock;

(ix)	in the case of dispositions of shares of Common Stock, if acquired by the undersigned in open market transactions after completion of the Offering;

(x)	pursuant to any contractual arrangement that provides for the repurchase of the undersigned’s securities by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such securities;

(xi)	in response to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock, after the completion of the Offering involving a change of control of the Company (for purposes of this lock-up agreement, “change of control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of 50% of total voting power of the outstanding voting stock of the Company); provided, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the restrictions contained in this lock-up agreement; or

(xii)	pursuant to an order of a court or regulatory agency.

In addition, the foregoing restrictions shall not apply to (A) the conversion or exchange of any shares of Class B Common Stock into shares of Class A Common Stock, provided that the restrictions in this lock-up agreement shall apply to such shares of Class A Common Stock, (B) in the case of the exercise of stock options or similar rights granted pursuant to the Company’s equity incentive plans, transfers in connection with (1) the “net” or “cashless” exercise of such options in accordance with their terms, (2) the surrender of Common Stock in lieu of payment in cash of the exercise price thereof or (3) the satisfaction of the payment of the exercise price thereof, provided that following any such transfer, the foregoing restrictions shall apply to any securities issued to and retained by the undersigned upon such exercise, provided that, in the case of each of clause (1) through (3), (i) if the undersigned reports any such transaction on a Form 4 filed with the Commission pursuant to Section 16 of the 1934 Act, the undersigned shall take the steps the undersigned deems necessary to cause such Form 4 to reflect the transaction code(s) required by General Instruction 8 to Form 4, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, or (C) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the 1934 Act, provided further that (i) no sales of the Lock-Up Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and (ii) no public announcement or filing under the 1934 Act regarding the establishment of such Plan shall be required or voluntarily made on behalf of the undersigned or the Company during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company and the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, the Company advises the Underwriter in writing, that it has determined not to proceed with the Offering, (ii) the Company files an application with the Commission to withdraw the Registration Statement related to the Offering, (iii) the Underwriting Agreement is executed but is terminated (other than with respect to the provisions thereof which survive termination) prior to payment for and delivery of the Securities to be sold thereunder or (iv) June 30, 2018, in the event that the Underwriting Agreement has not been executed by such date.

This lock-up agreement and any claim, controversy or dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Signature:

Print Name:

LOCK-UP AGREEMENT

May 30, 2018

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Re:	Proposed Public Offering by Selling Stockholders of Houlihan Lokey, Inc.

Dear Sirs:

The undersigned, a stockholder of Houlihan Lokey, Inc., a Delaware corporation (the “Company”), understands that Goldman Sachs & Co. LLC (in such capacity, the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Stockholders named therein providing for the public offering (the “Offering”) of shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Class A Common Stock or Class B common stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities (unless, with respect to such exercise, no public announcement or filing (including any filing of a registration statement under the 1933 Act) is required or voluntarily made on behalf of the undersigned or the Company during the Lock-Up Period), or file or cause to be filed any registration statement in connection therewith, under the 1933 Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities during the Lock-Up Period without the prior written consent of the Underwriter, provided that (1) in the case of clauses (iii) through (viii), the Underwriter receives a signed lock-up agreement in substantially the form hereof for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) in the case of clauses (iii) through (vi) and clause (viii), any such transfer shall not involve a disposition for value, (3) in the case of clauses (iii) through (vi) and clauses (viii) through (x), such transfers are not required to be reported with the Commission on Form 4 in accordance with Section 16 of the 1934 Act, and (4) in the case of clauses (iii) through (x), the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	to the Underwriter pursuant to the Underwriting Agreement;

(ii)	pursuant to the Share Purchase Agreement by and between the undersigned and the Company, dated as of May 18, 2018, as amended;

(iii)	as a bona fide gift or gifts;

(iv)	to any trust or limited family partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(v)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

(vi)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, distributions of shares of Class A Common Stock or any security convertible into or exercisable for Class A Common Stock to general partners, limited partners, limited liability company members, stockholders of the undersigned, holders of similar equity interests in the undersigned or any of the undersigned’s affiliates’ directors, officers or employees;

(vii)	to the undersigned’s affiliates or to any corporation, partnership, limited liability company, investment fund or other entity which controls or manages, or is controlled by or managed by, or is under common control or management with the undersigned or its affiliates; provided that if such transfer occurs prior to the 61st day after the date of the Underwriting Agreement, such transfer is not required to be reported with the Commission on Form 4 in accordance with Section 16 of the 1934 Act;

(viii)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi);

(ix)	in the case of dispositions of shares of Common Stock, solely in an amount necessary to satisfy tax obligations (withholding or otherwise) in connection with the exercise of options to purchase Common Stock, the vesting of restricted shares of Common Stock, or the settling of restricted shares of Common Stock;

(x)	in the case of dispositions of shares of Common Stock, if acquired by the undersigned in open market transactions after completion of the Offering;

(xi)	pursuant to any contractual arrangement that provides for the repurchase of the undersigned’s securities by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such securities;

(xii)	in response to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock, after the completion of the Offering involving a change of control of the Company (for purposes of this lock-up agreement, “change of control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of 50% of total voting power of the outstanding voting stock of the Company); provided, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the restrictions contained in this lock-up agreement; or

(xiii)	pursuant to an order of a court or regulatory agency.

In addition, the foregoing restrictions shall not apply to (A) the conversion or exchange of any shares of Class B Common Stock into shares of Class A Common Stock, provided that the restrictions in this lock-up agreement shall apply to such shares of Class A Common Stock, (B) in the case of the exercise of stock options or similar rights granted pursuant to the Company’s equity incentive plans, transfers in connection with (1) the “net” or “cashless” exercise of such options in accordance with their terms, (2) the surrender of Common Stock in lieu of payment in cash of the exercise price thereof or (3) the satisfaction of the payment of the exercise price thereof, provided that following any such transfer, the foregoing restrictions shall apply to any securities issued to and retained by the undersigned upon such exercise, provided that, in the case of each of clause (1) through (3), (i) if the undersigned reports any such transaction on a Form 4 filed with the Commission pursuant to Section 16 of the 1934 Act, the undersigned shall take the steps the undersigned deems necessary to cause such Form 4 to reflect the transaction code(s) required by General Instruction 8 to Form 4, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, or (C) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the 1934 Act, provided further that (i) no sales of the Lock-Up Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and (ii) no public announcement or filing under the 1934 Act regarding the establishment of such Plan shall be required or voluntarily made on behalf of the undersigned or the Company during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company and the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, the Company advises the Underwriter in writing, that it has determined not to proceed with the Offering, (ii) the Company files an application with the Commission to withdraw the Registration Statement related to the Offering, (iii) the Underwriting Agreement is executed but is terminated (other than with respect to the provisions thereof which survive termination) prior to payment for and delivery of the Securities to be sold thereunder or (iv) June 30, 2018, in the event that the Underwriting Agreement has not been executed by such date.

This lock-up agreement and any claim, controversy or dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Signature:

Print Name: